UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

Kennedy Lewis Capital Company
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01603	88-6117755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Liberty St. Suite 4210
New York, New York 10281
(Address of Principal Executive Offices, Zip Code)

(212) 782-3842
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

Change in Custodian

On July 1, 2026, Kennedy Lewis Capital Company (the “Company”) entered into a custody agreement (the “Custody Agreement”) with U.S. Bank Trust Company, National Association (“U.S. Bank”), pursuant to which U.S. Bank will serve as custodian and provide custody services to the Company.

On July 1, 2026, the Company entered into a document custody agreement (the “Document Custody Agreement”) with U.S. Bank, pursuant to which U.S. Bank will serve as the document custodian and provide custody services with respect to certain Collateral (as defined in the Document Custody Agreement) held by the Company.

Amendment to Credit Agreement

On July 1, 2026, in connection with the Company’s change in custodian, KLCC SPV GS1 LLC (“KLCC SPV GS1”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into a Second Amendment to the First Amended and Restated Credit Agreement (the “Second Amendment”) with KLCC SPV GS1, as borrower, the Company, as the investment manager, limited guarantor and equity holder thereunder, each of the lenders party thereto, Goldman Sachs Bank USA, as the syndication agent (the “Syndication Agent”) and as the calculation agent (the “Calculation Agent”), GS ASL LLC, as the administrative agent (the “Administrative Agent”), State Street Bank and Trust Company, as the resigning collateral agent, resigning collateral custodian, resigning collateral administrator and resigning securities intermediary, U.S. Bank as the successor collateral agent (in such capacity, the “Collateral Agent”) and as the successor collateral administrator (in such capacity, the “Collateral Administrator”), and U.S. Bank National Association, as the successor collateral custodian (in such capacity, the “Collateral Custodian”) and as the successor securities intermediary (in such capacity, the “Securities Intermediary”) which amends that certain Amended and Restated Credit Agreement by and among KLCC SPV GS1, the Company, the lenders from time to time party thereto, the Administrative Agent, the Syndication Agent, the Calculation Agent and State Street Bank and Trust Company, as the collateral agent, the collateral custodian, the collateral administrator and the securities intermediary, dated as of October 11, 2024 (the “Secured Credit Facility”).

The Second Amendment amends the Secured Credit Facility to, among other things, (i) replace State Street Bank and Trust Company with U.S. Bank as the Collateral Agent and Collateral Administrator and (iv) replace State Street Bank and Trust Company with U.S. Bank National Association as the Collateral Custodian and Securities Intermediary.

The above summaries of the Custody Agreement, the Document Custody Agreement, and the Second Amendment  are not complete and are qualified in their entirety by the full text of each of the Custody Agreement, the Document Custody Agreement, and Second Amendment, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective July 1, 2026, in conjunction with entering into the Custody Agreement and the Document Custody Agreement, the Company terminated its existing custody agreement with State Street Bank & Trust Company (“Prior Custody Agreement”). Other than ordinary course payments under the Prior Custody Agreement through the effective date of termination, no termination or other fees are payable in connection with the termination of the Prior Custody Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Custody Agreement, dated as of July 1, 2026, by and between Kennedy Lewis Capital Company and U.S. Bank Trust Company.

10.2 Document Custody Agreement, dated as of July 1, 2026, by and between Kennedy Lewis Capital Company and U.S. Bank Trust Company.

10.3 Second Amendment to First Amended and Restated Credit Agreement, dated as of July 1, 2026, by and among KLCC SPV GS1, as borrower, Kennedy Lewis Capital Company, as the investment manager, limited guarantor and equity holder thereunder, each of the lenders party thereto, Goldman Sachs Bank USA, as the syndication agent and as the calculation agent, GS ASL LLC, as the administrative agent, State Street Bank and Trust Company, as the resigning collateral agent, resigning collateral custodian, resigning collateral administrator and resigning securities intermediary, U.S. Bank Trust Company, National Association, as the successor collateral agent and as the successor collateral administrator, and U.S. Bank National Association, as the successor collateral custodian and as the successor securities intermediary.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy Lewis Capital Company

Date: July 7, 2026	By:	/s/ Gary Klayn
Name: Gary Klayn
Title: Chief Financial Officer